Louis Dreyfus Natural Gas Corp.,
as Issuer

and

Bank of Montreal Trust Company,
as Trustee

INDENTURE

Dated as of June 15, 1994

$100,000,000

9  1/4% Senior Subordinated Notes Due 2004

i

v

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

		Page
SECTION 8.1.	Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions	68
SECTION 8.2.	Successor Corporation Substituted	68
SECTION 8.3.	Opinion of Counsel to Trustee	69

ARTICLE NINE

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.

ARTICLE TEN

MISCELLANEOUS PROVISIONS.

SECTION 10.1.	Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability	76
SECTION 10.2.	Provisions of Indenture for the Sole Benefit of Parties and Security-holders	76
SECTION 10.3.	Successors and Assigns of Issuer Bound by Indenture	76
SECTION 10.4.	Notices and Demands on Issuer, Trustee and Security holders	76
SECTION 10.5.	Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein	77

		Page
SECTION 10.6.	Payments Due on Saturdays, Sundays and Holidays	78
SECTION 10.7.	Conflict of Any Provision of Indenture with Trust Indenture Act of 1939	79
SECTION 10.8.	New York Law to Govern	79

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 11.1.	Net Proceeds of Certain Public Offerings	79
SECTION 11.2.	Notice of Redemption; Partial Redemptions	79
SECTION 11.3.	Payment of Securities Called for Redemption	81
SECTION 11.4.	Exclusion of Certain Securities from Eligibility for Selection for Redemption	82

ARTICLE TWELVE

SUBORDINATION OF SECURITIES

vii

		Page
SECTION 12.12.	This Article 12 Not to Prevent Events of Default	90
SECTION 12.13.	Trustee’s Compensation Not Prejudiced	90

ARTICLE THIRTEEN

CHANGE OF CONTROL

SECTION 13.1.	Repurchase of Securities Upon Change of Control	90
TESTIMONIUM		93
SIGNATURES		93
ACKNOWLEDGMENTS		93

THIS INDENTURE, dated as of June 15, 1994 between Louis Dreyfus Natural Gas Corp., an Oklahoma corporation (the “Issuer”), and Bank of Montreal Trust Company (the “Trustee”),

W I T N E S S E T H :

WHEREAS, the Issuer has duly authorized the issue of its 9 l/4% Senior Subordinated Notes Due 2004 (the “Securities”) and, to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Securities and the Trustee’s certificate of authentication shall be in substantially the following form:

[FORM OF FACE OF SECURITY]

No. $

Louis Dreyfus Natural Gas Corp.
9  1/4% Senior Subordinated Note Due 2004

Louis Dreyfus Natural Gas Corp., an Oklahoma corporation (the “Issuer”), for value received hereby promises to pay to              or registered assigns the principal sum             of Dollars at the Issuer’s office or agency for said purpose in The City of New York, on June 15, 2004, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 15 and December 15 of each year, on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the June 15 or the December 15, as the case may be, next preceding the date of this Security to which interest on the Securities has been paid or duly provided for, unless the date hereof is a date to which interest on the Securities has been paid or duly provided for, in which case from the date of this Security, or unless no interest has been paid or duly provided for on the Securities, in which case from June 16, 1994, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after

June 15 or December 15, as the case may be, and before the following December 15 or June 15, this Security shall bear interest from such June 15 or December 15; provided that if the Issuer shall have defaulted in the payment of interest due on such June 15 or December 15, then this Security shall bear interest from the next preceding June 15 or December 15 to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities since the original issue date of this Security, from June 16, 1994. The interest so payable on any June 15 or December 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the June 1 or December 1 preceding such June 15 or December 15, whether or not such day is a business day; provided that interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Reference is made to the further provisions set forth on the reverse hereof including without limitation provisions subordinating the payment of principal, premium, if any, and interest on the Securities to the payment in full of all Senior Debt as defined in said Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee by manual signature acting under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated:

[Seal]

[FORM OF REVERSE OF SECURITY]

Louis Dreyfus Natural Gas Corp.

9  1/4% Senior Subordinated Note due 2004

This Security is one of a duly authorized issue of debt securities of the Issuer, limited to the aggregate principal amount of $100,000,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an indenture dated as of June 15, 1994 (the “Indenture”), duly executed and delivered by the Issuer to Bank of Montreal Trust Company, Trustee (herein called the “Trustee”). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words “Holders” or “Holder” meaning the registered holders or registered holder) of the Securities.

1.  Event of Default.    In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and premium, if any, and accrued but unpaid interest on all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such Holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Securities.Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

2.  Supplemental Indentures.    The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided that no such amendment may, without the consent of the Holder of each Security then outstanding affected thereby, (i) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal amount of any Security or change the Maturity Date of the Securities; (iv) reduce the redemption price, including premium, if any, payable upon redemption of any Security or change the time at which any Security may or shall be redeemed; (v) reduce the repurchase price, including premium, if any, payable upon the repurchase of any Security or change the time at which any Security may or shall be repurchased; (vi) make any Securities payable in .money other than that stated in the Security; (vii) impair the right to institute suit-for the enforcementof any payment of principal of, or premium if any, or interest on, any Security; (viii) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture; or (ix) waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Securities.

3.  Subordination.     The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Issuer as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

4.  Oblisation of Issuer to Pav Amounts Owed.     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

5.  Form and Denomination.    The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

6.  Registration, Transfer and Exchange.    At the office or agency of the Issuer referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

7.  Subject to the limitations set forth in the Indenture, at any time prior to June 15, 1997, the Issuer may use all or a portion of the net proceeds from one public offering of its Qualified Capital Stock to redeem up to 30% of the Securities originally issued at a redemption price equal to 109.25% of the principal thereof, plus accrued and unpaid interest to the Redemption Date. Any such redemption will be required to occur on or prior to the 180th day following the receipt of the proceeds of such public offering.

Payment of Securities called for redemption shall occur in the manner and subject to the limitations provided in the Indenture.

The Trustee shall select, either pro rata or by lot, Securities or portions thereof to be redeemed in whole or in part. Securities may be redeemed in part in multiples of $1,000 principal amount only.

Notice of redemption to the Holders of Securities to be redeemed as a whole or in part shall be given to the extent and in the manner provided in the Indenture.

8.  Persons Deemed Owners.     Prior to due presentment for registration of transfer, the Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

9.  No Recourse.     No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as.part of the consideration for the issue hereof, expressly waived and released.

10.  Change of Control.    The Securities are subject to repurchase upon a Change of Control (as defined in the Indenture) to the extent and in the manner provided therein.

11.  Limitation on Disposition of Assets.    Under certain circumstances the Issuer is required to apply the net proceeds from Asset Dispositions to offer to repurchase Securities at a price equal to 100% of the aggregate principal amount thereof, plus accrued interest to the date of purchase.

12.  Discharge and Termination.    Subject to the limitations of the Indenture and satisfaction of certain conditions described therein, the Issuer may at any time terminate its obligations under the Securities and the Indenture, by irrevocably depositing in trust cash or obligations of the United States government and its agencies for payment of principal of, premium, if any, and interest on, the Securities to redemption or maturity.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities described in the within-mentioned Indenture.

BA	NK OF MONTREAL TRUST
CO	MPANY, as Trustee

Au	thorized Signature

[OPTION OF HOLDER TO ELECT PURCHASE
UPON CHANGE OF CONTROL]

If you wish to have this Security purchased by the Issuer pursuant to Section 13.1 of the Indenture, check the Box:  ☐.

If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 13.1 of the Indenture, state the amount (in original principal amount):

$ [                                ]

Date: [                                ]                                         Your Signature: [                                ]

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: [                                ]

[OPTION OF HOLDER TO ELECT PURCHASE
UPON ASSET DISPOSITION]

If you wish to have this Security purchased by the Issuer pursuant to Section 3.9 of the Indenture, check the Box: ☐.

If you wish to have a portion of this Security purchased by the Issuer pursuant to Section 3.9 of the Indenture, state the amount (in original principal amount):

$ [                                ]

Date: [                                ]                                         Your Signature: [                                ]

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee: [                                ]

AND WHEREAS, all things necessary to make the -Securities, when executed by the Issuer and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1  (Certain Terms Defined.)    The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term (generally accepted accounting)

principles” shall mean such accounting principles which are generally accepted at the date or time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Affiliate” of any specified Persons means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any sale, lease, transfer, exchange or other disposition (or series of related sales, leases, transfers, exchanges or dispositions) of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), or of property or assets (including any interests therein) (each referred to for purposes of this definition as a ‘disposition”) by the Issuer or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (other than (A) by the Issuer to a Restricted Subsidiary that is a Wholly Owned Subsidiary or by a Subsidiary to the Issuer or a Restricted Subsidiary that is aWholly Owned Subsidiary, (B) a disposition of hydrocarbons or other mineral products in the ordinary course of business (including, without limitation, pursuant to production payments or pursuant to long term fixed price delivery contracts and energy swaps entered into by the Issuer on terms consistent with its past practice) and (C) the disposition of all or substantially all of the assets of the Issuer in compliance with Article Eight hereof.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or (except for purposes of the definition of “Change of Control” and

“Continuing Directors”) any committee of the board of directors of such Person duly authorized to act on behalf of the board of directors of such Person.

“Board Resolution means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force of effect on the date of such certification, and delivered to the Trustee.

‘‘Business Day” means a day which in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Securities, as specified on the face of the form of Security recited above, is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and Preferred Stock of such Person.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means any event or series of events by which (i) any Person or other entity or group of Persons or other entities acting in concert as a partnership or other group (a group of Persons”) other than S.A. Louis Dreyfus et Cie or its Affiliates as a group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the combined voting power of the then outstanding Voting Stock of the Issuer, (ii) Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office, .or (iii) all or substantially all of the assets of the Issuer are, directly or indirectly sold, leased, exchanged or otherwise transferred to any Person or Group of Persons, other than to a Restricted Subsidiary, in compliance with Article Eight of this Indenture.

“Change of Control Offer” has the meaning Set forth in Section 13.1(a).

Consolidated Interest Expense” means, with respect to any Person, for any period, the aggregate amount (without duplication) of (a) interest expense in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) during such period in respect of all Indebtedness of such Person and its restricted Subsidiaries, (including (i) amortization of original issue discount n any Indebtedness, (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptance financings and currency and interest rate swap arrangements, in each case to the extent attributable to such period), and (b) dividend requirements of such Person and its Subsidiaries’ with respect to Disqualified Capital Stock and with respect to all Preferred Stock of such Person’s Restricted Subsidiaries (in each case whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) paid, declared, accrued or accumulated during such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation. For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably. determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (b) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Restricted Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” of any Person means, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that (a) the net income of any other Person in which such Person or any Restricted Subsidiary thereof has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person in accordance with GAAP) will be included only to the extent of the amount of dividends or distributions actually paid to such Person or its Restricted Subsidiaries by such other Person in such period; (b) the net income of any Restricted Subsidiary of such Person that is subject to any Payment Restriction will be excluded; provided that (i) such Person’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) such Person’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; and (c)(i) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net gain (but not loss) on the sale or other disposition by such Person or any of its Restricted Subsidiaries of assets (other than a sale of hydrocarbons or other mineral products in the ordinary course of such Person’s oil and gas production operations) and of the Capital Stock of any Subsidiary of such Person and (iii) items which are extraordinary, each will be excluded and (d)(x) the net income of any Unrestricted Subsidiary, whether or not distributed to the Issuer or one of its Restricted Subsidiaries, and (y) the net losses of any Unrestricted Subsidiary, shall be excluded.

Consolidated Net Worth” as of any date means with respect to any Person the amount by which the assets of such Person and its Subsidiaries on a consolidated basis exceed (i) the total liabilities of such Person and its Subsidiaries on a consolidated basis, plus (ii) Disqualified Capital Stock of such Person or Disqualified Capital Stock of any Subsidiary of such Person issued to any Person other than such Person or a Wholly Owned Subsidiary of such Person, in each case determined in accordance with GAAP.

“Continuing Directors” means any member of the Board of Directors or other governing body of a Person on the Issue Date, any director elected since the date thereof in any annual meeting of the stockholders upon the recommendation of the Board of Directors or other governing body of such Person and any other member of the Board of Directors or other governing body of such Person who will be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors or other governing body of such Person.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 77 Water Street, New York, New York, 10005.

“Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of October 26, 1993 among the Issuer, certain Lenders, Banque Paribas (New York Branch), as administrative agent, Banque Paribas (New York Branch), Citibank, N.A. and Bank of Montreal, as co-agents, and Bank of Montreal, as letter of credit issuer, as such Agreement may be amended, restated, supplemented or otherwise modified from time to time, whether or not with the same lenders, and including any agreement extending the maturity of the Indebtedness under such Agreement or any successor agreements, and each other document delivered by the Issuer from time to time providing collateral security or credit support for the Credit Agreement, as any of the same may be amended, restated, supplemented or otherwise modified from time to time.

“Default” means any event or condition-specified as such in Section 4.1 that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Depositary” means, unless otherwise specified by the Issuer pursuant to Section 2.6 hereof, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

“Designated Senior Debt” means (i) Indebtedness outstanding under the Credit Agreement and (ii) any other indebtedness constituting Senior Debt which at the time of designation has an aggregate principal amount of at least $50 million and is specifically designated in the instrument evidencing such Senior Debt as Designated Senior Debt” by the Issuer.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person or its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which, mandatorily or at the option of the holder, it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its Subsidiaries, including at the option of the holder, in whole or in part, or has, upon the happening of an event or the passage of time would have, a redemption or similar payment due, in each such case on or prior to the Maturity Date.

“EBITDA” means for any Person for any period, the Consolidated Net Income of such Person for such period (excluding gains and losses on sales of assets, non-cash write-downs and charges resulting from accounting convention changes) before deduction for federal and state taxes, interest expense, or depreciation, depletion and amortization expense or any other non-cash charges to income, all determined in accordance with GAAP.

“EBITDA/Interest Ratio” means, for any Reference Period, the ratio on a pro forma basis of (a) EBITDA of the Issuer and its Restricted Subsidiaries on a consolidated basis for the Reference Period to (b) Consolidated Interest Expense of the Issuer and its Restricted Subsidiaries for the Reference Period; provided that, in calculating EBITDA and Consolidated Interest Expense (i) acquisitions and dispositions of assets which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction giving rise to the need to calculate the EBITDA/Interest.Ratio (the “Transaction Date”) shall be assumed to have occurred on the first day of the Reference Period, (ii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of such Reference Period, (iii) any Indebtedness that had been outstanding during the Reference Period that has been repaid on or prior to the Transaction Date shall be assumed to have been repaid as of the first day of such Reference Period and (iv) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date had been the applicable rate for the entire period.

“Event of Default” means any event or condition specified as such in Section 4.1 which shall have continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Agreements” means the Services Agreement dated as of September 30, 1993 between the Issuer and S.A. Louis Dreyfus et Cie, the Tax Payment Agreement dated as of November 1, 1993 between the Issuer and S.A. Louis Dreyfus et Cie, the Swap Agreement dated as of November 1, 1993 between the Issuer and Louis Dreyfus Energy Corp. and the Indemnity Agreements between the Issuer and its directors, each as in effect on the Issue Date.

“GAAP” means generally accepted accounting principles as in effect in the United States of America as of any date of determination.

“Global Security” means a Security which is executed by the Issuer and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and pursuant to a written order of the Issuer, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Securities or any portion thereof, but not including any Securities that are no longer outstanding, and having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and rate of interest.

“Holder”, “Holder of Securities”, Securityholder” means a Person in whose name a Security is registered on the registrar’s books.

“Indebtedness” means, without duplication, with respect to any Person, the principal component of (a) all obligations of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) for the payment of money representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or other obligations arising in the ordinary course of business), (iv) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or reimbursement obligation of such Person with respect to any letter of credit (other than a letter of credit entered into for the purpose of providing security in connection with fixed price delivery contracts or energy swaps with respect to the Issuer’s oil and gas business (as defined in Section 3.11)); (b) all net obligations of such Person under interest swap obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability; (d) Indebtedness (as otherwise defined in this definition) of others secured by a Lien on any asset of such Person (other than Liens securing obligations of such Person in connection with fixed price delivery contracts with respect to the Issuer’s oil and gas business (as defined in Section 3.11)) whether or not such Indebtedness is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person’s legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (A) the lesser of (1) the full amount of such obligations, and (2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (B) the amount of obligations as have been assumed by such Person or which are otherwise such Person’s legal liability), (e) with respect to such Person, the liquidation preference and any mandatory redemption payment obligations in respect of (x) Disqualified Capital Stock and (y) all Preferred Stock of such Person’s Restricted Subsidiaries; and (f) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d) or (e) or this clause (f), whether or not between or among the same parties.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

“Investment” means, with respect to any Person, any investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person and any guarantee of Indebtedness of any other Person.

“Issue Date” means the date of this Indenture as set forth herein.

“Issuer” means (except as otherwise provided in Article Five) Louis Dreyfus Natural Gas Corp., an Oklahoma corporation, and, subject to Article Eight, its successors and assigns.

“Lien” means with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction.

“Material Change” means an increase or decrease of more than 20% during a fiscal quarter in Reserve Values; provided that the following will be excluded from the Material Change calculation: (a) any acquisitions during such quarter of oil and gas reserves that have been estimated by the Issuer and reviewed by independent petroleum engineers and on which a report or reports exist, and (b) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided under Section 3.9 hereof.

“Maturity Date” means June 15, 2004.

“Net Available Proceeds” means, with respect to any Asset Disposition of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Disposition.

“Net Proceeds” means, in the case of any sale by the Issuer of Qualified Capital Stock, the aggregate net cash proceeds received by the Issuer, after payment of expenses, commissions, discounts and any other transaction costs incurred in connection therewith.

“Net Proceeds Offer” has the meaning set forth in Section 3.9(a)(iii)(C).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”), any other officer, the Treasurer, the Secretary or any Assistant Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, or any Vice President

(whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”) or any other officer and by the Treasurer or the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 10.5.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 10.5, if and to the extent required hereby.

“Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 6.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a)  Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)  Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c)  Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

“Payment Restriction” has the meaning set forth in Section 3.12.

“Permitted Business Investments” means (i) entry into operating agreements, joint ventures, working interests, royalty interests, mineral leases, unitization agreements, pooling arrangements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business (as defined in Section 3.11), (ii) Investments in any Restricted Subsidiary that is a Wholly Owned Subsidiary by the Issuer or any other Restricted Subsidiary that is a Wholly Owned Subsidiary, (iii) Investments in the Issuer by any Restricted Subsidiary that is a Wholly Owned Subsidiary, (iv) Investments permitted under Section 3.9 hereof and (v) Investments in any Person to the extent the consideration for which consists of Qualified Capital Stock.

“Permitted Capital Stock” means Capital Stock of a Person engaged in the oil and gas business (as defined in Section 3.11), if as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary, the issuer of such Capital Stock becomes a Restricted Subsidiary.

“Permitted Financial Investments” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of A-2 or better from Standard & Poor’s Corporation or at least P-2 or better from Moody’s Investors Service, Inc., (iv) certificates of deposit, time deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100 million and, with respect to its long-term debt, having a rating of A- or better from Standard & Poor’s Corporation or A3 or better from Moody’s Investors Service, Inc., (v) repurchase obligations for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above and (vi) Investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

“Permitted Investments” means Permitted Business Investments and Permitted Financial Investments.

“Person” means any individual, sole proprietorship, joint stock company, unincorporated association, joint venture, corporation, partnership, business or owner trust, government, governmental department or agency or any other entity whatsoever.

“Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“principal” wherever used with reference to the Securities or any Security or any portion thereof, shall be. deemed to include “and premium, if any”.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Redemption Date” means the date fixed by the Issuer for redemption of up to 30% of the Securities originally issued.

“Reference Period” means, with respect to any Person, the four full fiscal quarters for which such Person has reported its financial results ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or the Indenture.

“Representative” means the indenture or other trustee, agent or other representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Reserve Value” means, as of any date of determination, (a) discounted future net cash flows from proved oil and gas reserves of the Issuer and its Restricted Subsidiaries (which proved reserves estimation shall have been reviewed by independent petroleum engineers), calculated in accordance with guidelines of the SEC (including adjustments for prices payable to the Issuer or a Restricted Subsidiary under fixed price delivery contracts or energy swaps) (before any state or federal income tax), as of a date no earlier than the date of the Issuer’s latest annual consolidated financial statements (or, in the case that the date of determination is after the end of the first fiscal quarter of the fiscal year of the Issuer, as estimated by the Issuer’s engineers and as adjusted for any fixed price delivery contracts or energy swaps, as of a date no earlier than the end of the most recent fiscal quarter, and, in the event of a Material Change, estimated quantities of proved reserves shall be confirmed in writing by a report by independent petroleum engineers in-accordance with SEC guidelines), after deducting (b) minority interests.

“Responsible Officer” when used with respect to the Trustee means the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title “vice president”), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Payment” means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or any Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or any Subsidiary of such Person, (c) any purchase, redemption, or other acquisition or retirement for value of, or any payment in respect of any amendment of the terms of, or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or rescheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness and (d) any Investment other than a Permitted Investment by such Person;

provided that the term “Restricted Payment” does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, (ii) any dividend, distribution or other payment to the Issuer, or any of its Restricted Subsidiaries that are directly or indirectly owned Wholly Owned Subsidiaries, by any of its or their Subsidiaries and (iii) any defeasance, redemption, repurchase, acquisition, or other retirement for value, in whole or in part, of any Subordinated Indebtedness of an issuer in exchange for or from the net proceeds from the substantially concurrent sale of Capital Stock or Subordinated Indebtedness of such issuer which Capital Stock or Subordinated Indebtedness is at least as subordinated in ranking to the Securities as, and has an Average Life equal to or greater than, the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and in any case in a principal amount (or, if such Indebtedness is issued at less than its principal amount, with an original issue price, as determined in accordance with GAAP) not to exceed the lesser of (x) the principal amount of such Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired in exchange therefor and (y) if such Subordinated Indebtedness being acquired was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of exchange.

“Restricted Subsidiary” means any Subsidiary of the Issuer which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Unrestricted effect to such designation, the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 3.7, on a pro forma basis taking into account such designation.

“SEC” means the Securities and Exchange Commission.

“Security” or “Securities” means any 9 1/4% Senior Subordinated Notes due 2004, as the case may be, authenticated and delivered under this Indenture.

“Senior Debt” means (i) all Indebtedness of the Issuer (other than the Securities), including principal, premium, if any, interest and all other amounts owing in respect of such Indebtedness (including interest that, but for the filing of a petition initiating any proceeding pursuant to any bankruptcy law with respect to the Issuer, would accrue on such Indebtedness at the contractual rate provided in the instruments evidencing the respective obligations, whether or not such claim is allowed in such bankruptcy proceeding), whether existing on the Issue Date or thereafter created, incurred or assumed, unless such Indebtedness, by its terms or by the terms of the instrument creating or evidencing it is subordinate in right of payment to or is pari passu with the Securities; (ii) all reimbursement obligations of the Company with respect to letters of credit not otherwise constituting Indebtedness; (iii) all charges, fees, expenses (including reasonable attorneys’ fees and expenses) and other amounts incurred by or owing to holders of Indebtedness or obligations described in the preceding clauses (i) and (ii) in connection with such Indebtedness or obligations; and (iv) all interest payable during the pendency of a proceeding under Title 11 of the United States Code on Indebtedness or obligations referred to in clauses (i) and (ii) incurred prior to the commencement of such proceeding. Notwithstanding the foregoing, “Senior Debt” shall not include (i) any Indebtedness of the Issuer to a Subsidiary of the Issuer, (ii) Indebtedness of the Issuer to, or guaranteed on behalf of any Affiliate, including, without limitation, amounts owed for compensation, (iii) Indebtedness owed to trade creditors and other amounts incurred in connection with obtaining goods, materials and services, (iv) Indebtedness represented by Disqualified Capital Stock and (v) Indebtedness incurred in violation of the provisions of Sections 3.7 or 3.13 or Article Twelve hereof.

“Subordinated Indebtedness” means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter incurred) which is contractually subordinate and junior in right of payment to the Securities.

A “Subsidiary” of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such person and one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner, but only if such Person or its Subsidiary is either (x) the sole general partner of a limited partnership or (y) entitled to receive more than fifty percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

Notwithstanding the foregoing, the term “Subsidiary” does not include any Unrestricted Subsidiary.

“Tangible Business Properties” means tangible properties to be used in the oil and gas business of the Issuer and its Restricted Subsidiaries.

“Trust Indenture Act of 1939” (except as otherwise provided in Sections 7.1 and 7.2) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.

“Trustee” means the entity identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor trustee.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of Persons controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of, any other Restricted Subsidiary of the Issuer which is not a Subsidiary of the Subsidiary to be so designated; provided that (a) the Issuer certifies that such designation would not violate Section 3.8 hereof and (b) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries. The Board of Directors of the

Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 3.7 hereof, on a pro forma basis, giving effect to such designation.

“Voting Stock” means with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person but not including Capital Stock having the right to vote thereon solely upon the happening of a contingency unless and until such contingency has occurred, and then only so long as such Capital Stock has voting rights with respect thereto.

“Wholly Owned Subsidiary” means a Subsidiary of the Issuer all the Capital Stock (other than directors’ qualifying shares, if applicable) of which is owned by the Issuer or another Wholly Owned Subsidiary.

ARTICLE TWO

ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES.

SECTION 2.1  Authentication and Delivery of Securities.    Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities in an aggregate principal amount not in excess of the amount specified in the form of Security hereinabove recited (except as otherwise provided in Section 2.6) may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Issuer, signed by both (a) an Officer and (b) by its Treasurer or any Assistant Treasurer without any further action by the Issuer.

SECTION 2.2  Execution of Securities.    The Securities shall be signed on behalf of the Issuer by (a) an Officer and (b) by its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such officer.

SECTION 2.3  Certificate of Authentication.    Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence, and the only evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

SECTION 2.4  Form, Denomination and Date of Securities; Payments of Interest.    The Securities and the Trustee’s certificates of authentication shall be substantially in the form recited above. The Securities, shall be issuable as registered securities without coupons and in denominations provided for in the form of Security above recited. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Issuer executing the same may determine with the approval of the Trustee.

Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Security recited above.

The person in whose name any Security, is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month and shall mean, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a business day.

SECTION 2.5  Registration, Transfer and Exchange; Generally.    The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it or any person designated by Issuer as registrar will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee. The Issuer hereby initially designates Trustee as registrar for each such purpose.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed, or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

SECTION 2.6  Registration, Transfer and Exchange of a Global Security.

(a)  If the Issuer shall establish that the Securities are to be issued in whole or in part in the form of one or more Global Securities, then the Issuer shall execute and the Trustee or an agent thereof shall, in accordance with Section 2.2 hereof, and the written order of the Issuer delivered to the Trustee or its agent thereunder, authenticate and deliver such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the outstanding Securities to be represented by such Global Security or Securities, or such portion thereof as the Issuer shall specify in a written order of the Issuer in the form of an Officers’ Certificate, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of the Depositary to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depositary or in such other name as is requested by an authorized representative of the Depositary (any payment is made to the nominee of the Depositary or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depositary, has an interest herein.”

(b)  Notwithstanding any other provision of this Section 2.6 or of Section 2.7, and subject to the provisions of paragraph (c) below, a Global Security may be transferred, in whole but not in part and in the manner provided herein, only to a nominee of the Depositary for such Global Security, or to the Depositary, or a successor Depositary for such Global Security selected or approved by the Issuer, or to a nominee of such successor Depositary.

(c)(i)  If at any time the Depositary for a Global Security notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities shall no longer be eligible or in good standing under the Exchange Act or other applicable statute or regulation, the Issuer shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Trustee or an agent thereof, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate for the authentication and delivery of individual Securities in exchange for such Global Security, will authenticate and deliver, individual securities of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

(ii)  The Issuer may at any time and in its sole discretion determine that the Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate for the authentication and delivery of individual Securities in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

(iii)  If specified by the Issuer pursuant to a written order of the Issuer in the form of an Officers’ Certificate, the Depositary for a Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon the Issuer shall execute, and the Trustee or an agent thereof, upon a written order of the Issuer in the form of an Officers’ Certificate, shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest as specified by such Depositary in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

(iv)  In any exchange provided for in any of the preceding three paragraphs, the Issuer will execute and the Trustee or an agent thereof will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee or an agent thereof. Except as provided in the preceding paragraph, Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct either the Trustee or the Security registrar. Such Trustee or the Security registrar shall deliver such Securities to the Persons in whose names such Securities are so registered.

(d)  So long as the Depositary, or its nominee, is the registered Holder and owner of such Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of the related Securities for all purposes of such Securities and for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities in definitive form and will not be considered to be the owners or Holders of any Securities under the Indenture or such Global Security.

(e)  Payment of principal of and premium, if any, and interest on Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and Holder of such Global Security.

SECTION 2.7  Transfer and Exchange of Securities in Definitive Form.    Upon due presentation for registration of transfer of any Security in definitive form at each office or agency designated by the Issuer as provided in Section 3.2 hereof, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

Any Security or Securities in definitive form may be exchanged for a Security or Securities in other authorized denominations, in an equal aggregate principal amount. Securities to be exchanged shall be surrendered at each office or agency to be maintained by the Issuer for the purpose as provided in Section 3.2, and the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

All Securities in definitive form presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

SECTION 2.8  Mutilated, Defaced, Destroyed, Lost and Stolen Securities.    In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.9  Cancellation of Securities; Destruction Thereof.    All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Securities held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.10  Temporary Securities.    Pending the preparation of definitive Securities, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.11  Default Interest.    If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities. The Issuer shall, with the consent of the Trustee, fix each such special record date and payment date. At least 10 days before the record date, the Issuer (or the Trustee, in the name of and at the expense of the Issuer if the Issuer has not delivered a copy of such notice to the Trustee at least 17 days before the special record date) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE THREE

COVENANTS
OF
THE ISSUER AND THE TRUSTEE.

SECTION 3.1  Payment of Principal and Interest.    The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities. At the option of the Issuer, each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the Holders of Securities entitled thereto as they shall appear on the registry books maintained by the Trustee or any other person designated as registrar by the Issuer.

SECTION 3.2  Offices for Payments, etc.    So long as any of the Securities remain outstanding, the Issuer will maintain within the Borough of Manhattan, The City of New York, the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer hereby initially designates the Corporate Trust Office of the Trustee as the office or agency for each such purpose. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

SECTION 3.3  Appointment to Fill a Vacancy in Office of Trustee.    The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 3.4  Paying Agents.    Whenever the Issuer shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a)  that it will hold all sums received by it as such agent for the payment of the principal of, premium, if any, or interest on the Securities (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities or of the Trustee,

(b)  that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall be due and payable, and

(c)  that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (b) above.

The Issuer will, prior to each due date of the principal of, premium, if any, or interest on the Securities, deposit with the paying agent a sum sufficient to pay such principal, premium, or interest, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal, premium, or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.3 and 9.4.

SECTION 3.5  Certificate to Trustee.    The Issuer will furnish to the Trustee on or before March 31, in each year (beginning with March 31, 1995) a brief certificate

(which need not comply with Section 10.5) from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture) and as to any default in such performance.

SECTION 3.6  Securityholders Lists.    If and so long as the Trustee shall not be the Security registrar, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

SECTION 3.7  Limitation on Incurrence of Additional Indebtedness.    The Issuer and its Restricted Subsidiaries will not create, incur, assume, guarantee or otherwise become obligated with respect to any Indebtedness, unless, after giving effect thereto, the Issuer’s EBITDA/Interest Ratio would be at least 2.5 to 1.0, determined on a pro forma basis as if the incurrence of such additional Indebtedness and the application of the net proceeds therefrom had occurred at the beginning of the Reference Period used to calculate the Issuer’s EBITDA/Interest Ratio. The foregoing limitation is not applicable to (a) Indebtedness of the Issuer or any Restricted Subsidiary outstanding on the Issue Date after giving effect to the issuance of the Securities and the application of the net proceeds of the sale thereof; (b) intercompany Indebtedness owed to the Issuer by any Restricted Subsidiary and intercompany Indebtedness owed to any Restricted Subsidiary that is a Wholly Owned Subsidiary of the Issuer by the Issuer or a Restricted Subsidiary; (c) extensions, renewals or replacements of Indebtedness referred to in clause (a) or (b); or (d) Indebtedness in a principal amount, which, together with all other Indebtedness incurred and outstanding pursuant to this clause (d), does not exceed the sum of (i) $255 million plus (ii) 10% of Reserve Value as of the date of the creation, assumption, guaranteeing or otherwise becoming liable with respect to such Indebtedness.

SECTION 3.8  Limitation on Restricted Payments.    (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if at the time of such Restricted Payment, or after giving effect thereto: (1) a Default or an Event of Default under Section 4.1 herein has occurred and is continuing; (2) the aggregate amount expended for all Restricted Payments subsequent to the Issue Date (such amount, if other than in cash, to be valued at the fair market value as determined in good faith by an Officer of the Issuer and (i) in the case of a non-cash Restricted Payment having a fair market value in excess of $1 million, evidenced by an Officers’ Certificate and (ii) in the case of a non-cash Restricted Payment having a fair market value in excess of $10 million, evidenced by a Board Resolution as to the fairness of the valuation of such Restricted Payment) exceeds the sum of: (w) 50% of aggregate Consolidated Net Income of the Issuer (or if such Consolidated Net Income is a loss, minus 100% of such loss) accrued for the period (taken as one accounting period), commencing with the first full fiscal quarter which commences after the Issue Date to and including the last day of the first fiscal quarter ended immediately prior to the date of such Restricted Payment; plus (x) 100% of the aggregate Net Proceeds received by the Issuer from the issuance and sale (other than to a Restricted Subsidiary) of Qualified Capital Stock subsequent to the Issue Date, including any shares of Qualified Capital Stock issued upon the exercise of options or warrants to purchase Qualified Capital Stock; (y) plus (I) in case any Unrestricted Subsidiary has been designated or redesignated a Restricted Subsidiary, an amount equal to the fair market value of the aggregate Investments made by the Issuer and its Restricted Subsidiaries in such Unrestricted Subsidiary at the date of such redesignation, as determined in good faith by the Issuer’s Board of Directors, whose determination evidenced by a Board Resolution shall be conclusive; or minus (II) in case any Restricted Subsidiary has been redesignated an Unrestricted Subsidiary, the fair market value of the aggregate Investments in such Restricted Subsidiary by the Issuer and its Restricted Subsidiaries at the date of such redesignation, as determined in good faith by the Issuer’s Board of Directors, whose determination evidenced by a Board Resolution shall be conclusive; plus (z) $10 million or (3) the Issuer would not be able to incur $1.00 of additional Indebtedness pursuant to the first sentence of Section 3.7.

(b)  The foregoing provisions of this covenant shall not prevent (1) the payment of any dividend within 60 days after the date of its declaration if such dividend would have been permitted on the date of declaration under paragraph (a) of this Section 3.8, (2) the defeasance, redemption, repurchase or other acquisition of Capital Stock or subordinated Indebtedness of the Issuer with the Net Proceeds received by the Issuer from the substantially concurrent sale of Qualified Capital Stock or Subordinated Indebtedness or in exchange for Capital Stock or Subordinated or (3) the making of one or more Investments (other than Permitted Investments) in an aggregate amount not in excess of $10 million, provided, in each case, that no Default or Event of Default has occurred and is continuing; and provided, further, that the full amount of any such payment, defeasance, redemption, repurchase, other acquisition or Investment pursuant to the foregoing clauses (l), (2) or (3) shall be deducted in the calculation of the aggregate amount of Restricted Payments expended pursuant to clause (2) in paragraph (a) of this Section 3.8.

SECTION 3.9    Limitation on Disposition,of Assets.    (a) Subject to the provisions of Article Eight hereof, the Issuer will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition or series of related Asset Dispositions if such Asset Disposition or series of related Asset Dispositions, together with all other Asset Dispositions in the preceding twelve months, has a fair market value of more than 5% of Reserve Value as of the date of the last such Asset Disposition unless:

(i)  the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (the determination of which, including the value of all non-cash consideration, shall be approved in good faith by the Board of Directors of the Issuer and such Restricted Subsidiary, if applicable); and

(ii)  the proceeds from such Asset Disposition consist of cash and cash equivalents, Tangible Business Properties or Permitted Capital Stock; provided that (x) any note or other obligation received by the Issuer (or such Restricted Subsidiary, as the case may be) that is immediately converted into cash shall be deemed to be cash for purposes of this clause (ii) and (y) the Issuer or such Restricted Subsidiary may accept proceeds from such Asset Disposition in other than cash and cash equivalents, Tangible Business

Properties or Permitted Capital Stock does not exceed 5% of Reserve Value at the date of the last such Asset Disposition, and

(iii)  within two years following the date of such Asset Disposition, 100% of the Net Available Proceeds from such Asset Disposition are applied by the Issuer or such Restricted Subsidiary:

(A)  to the extent the Issuer elects (or is required by the terms of any Senior Debt) to the prepayment, repayment, or (in the case of letters of credit) collateralization of Senior Debt,

(B)  to the extent that such Net Available Proceeds are not so applied to prepay, repay or collateralize Senior Debt, to the extent the Issuer elects, to the reinvestment in the oil and gas business (as defined in Section 3.11) of the Issuer and its Restricted Subsidiaries, and

(C)  to the extent that any Net Available Proceeds are not so applied to prepay, repay or collateralize Senior Debt, or so invested pursuant to subparagraph (B), to make an offer to purchase (the “Net Proceeds Offer”) the Securities at a price equal to 100% of the principal amount of.the Securities plus accrued interest to the date of purchase. If the payment date under the Net Proceeds Offer is on or after an interest payment record date and on or before the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Net Proceeds Offer.

Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries will be required to apply Net Available Proceeds in accordance with the foregoing provisions only to the extent that Net Available Proceeds from all such Asset Dispositions which are not so applied exceed $10 million.

(b)  The Issuer shall commence a Net Proceeds Offer by mailing a notice to the Trustee and each Holder as of such record date as the Issuer shall establish (and delivering such notice to the Trustee at least five Business Days prior thereto) stating:

(i)  that the Net Proceeds Offer is being made pursuant to this Section 3.9 and that all Securities validly tendered will be accepted for payment on a pro rata basis;

(ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Net Proceeds Payment Date”);

(iii)  that any Security not tendered will continue to accrue interest;

(iv)  that, unless the Issuer defaults in the payment of the Net Proceeds Payment, any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Net Proceeds Payment Date.

(v)  that Holders electing to have any Security purchased pursuant to the Net Proceeds Offer will be required to surrender such Security, together with the form entitled “Option of the Holder to Elect Purchase Upon Asset Disposition” on the reverse side of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Net Proceeds Payment Date;

(vi)  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Net Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(vii)  that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

At least five days prior to the date notice is mailed to each Holder, the Issuer shall furnish the Trustee with an Officers’ Certificate stating the amount of the Net Proceeds Payment.

(c)   On the Net Proceeds Payment Date, the Issuer shall:

(i)   accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Net Proceeds Offer;

(ii)  deposit one day prior to the Net Proceeds Payment Date with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and

(iii)  deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted, together with an Officers’ Certificate specifying the Securities or portions thereof accepted for payment by the Issuer.

The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

The Issuer will publicly announce the results of the Net Proceeds Offer as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 3.9, the Trustee shall act as the Paying Agent.

(d)  The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that the Issuer is required to repurchase Securities as described above. The Trustee shall not be responsible for determining whether compliance with such Rule 14e-1 is required or has been satisfied.

(e)  During the period between any Asset Disposition to which clauses (a)(iii)(A) through (a)(iii)(C) above apply and the application of such Net Available Proceeds, all Net Available Proceeds shall be invested in Permitted Financial Investments.

SECTION 3.10  Limitation on Transactions with Affiliates.    Neither the Issuer nor any of its Restricted Subsidiaries shall (other than, in any twelve-month period, for transactions in the ordinary course of business involving or having a value in such twelve-month period of less than, in the aggregate, $5 million) (i) sell, lease, transfer or otherwise dispose of any of its properties, assets or securities to, (ii) purchase or lease any property, assets or securities from, (iii) make any Investment in or (iv) enter into or amend any contract or agreement with or for the benefit of, either (A) an Affiliate of any of them, (B) any Person or Person who is a member of a group (as such term is used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) that, directly or indirectly, is the beneficial holder of 10% or more of any class of equity securities of the Issuer, (C) any Person who is an Affiliate of any such holder, or (D) any officers, directors, or employees of any of the above (each case under (A), (B), (C) and (D), an “Affiliate Transaction”), except for an Affiliate Transaction made in good faith the terms of which are fair and reasonable to the Issuer or such Restricted Subsidiary, as the case may be, or with respect to Affiliate Transactions between the Issuer and its Subsidiaries, to the Issuer, and are at least as favorable as the terms which could be obtained by the Issuer or such Restricted Subsidiary, as the case may be, or, with respect to Affiliate Transactions between the Issuer and its Subsidiaries, by the Issuer, in a comparable transaction made on an arms-length basis with Persons who are not affiliated with the Issuer or such Restricted Subsidiary; provided that with respect to any Affiliate Transaction or series of related Affiliate Transactions other than contracts for the supply or transportation of natural gas for a term of less than one year at prevailing market prices involving aggregate consideration (to either party) in excess of $10 million, the Issuer shall, prior to the consummation thereof, deliver to the Trustee a written favorable opinion as to the fairness of such transaction to itself from a financial point of view from an independent investment banking firm of national reputation or a favorable opinion as to the conformity of the pricing and terms of such transaction to current market prices and terms from an independent expert, broker or appraiser of national reputation. Notwithstanding the foregoing, (w) transactions pursuant to the Existing Agreements, (x) transactions exclusively between or among the Issuer and any of its Restricted Subsidiaries that are Wholly Owned Subsidiaries, (y) Restricted Payments made in compliance with Section 3.8 of this Indenture and (z) transactions permitted by, and complying with, the provisions of Article Eight shall not constitute “Affiliate Transactions.”

SECTION 3.11  Limitation on Conduct of Business.    The Issuer and its Restricted Subsidiaries will be operated in a manner such that their business activities will be the “oil and gas business.” The “oil and gas business” means the exploration for and the development, acquisition, production, processing, marketing, storage and transportation of hydrocarbons, and other related energy and natural resources business.

SECTION 3.12  Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.    The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (a) to pay dividends or make other distributions on its Capital Stock or make payments on any Indebtedness owed to the Issuer or any other Restricted Subsidiary, (b) to make loans or advances to the Issuer or any other Restricted Subsidiary, or (c) to transfer any of.its property to the Issuer or any other Restricted Subsidiary (any such restriction being referred to herein as a “Payment Restriction”), except for such encumbrances or restrictions existing under or by reason of (i) Indebtedness or other obligations existing pursuant to a written agreement in effect on the Issue Date, (ii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Issuer or any Restricted Subsidiary, (iii) customary restrictions in security agreements or mortgages securing Indebtedness or other obligations of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages, (iv) customary restrictions in purchase money obligations for property acquired in the ordinary course of business restricting the transfer of the property acquired thereby, (v) Indebtedness incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was acquired by the Issuer) and outstanding on such date, or (vi) Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clauses (i), (ii), (iii), (iv) or (v) above, provided that the Payment Restrictions contained therein are not more restrictive than those provided for in the Indebtedness being refinanced, refunded, extended or renewed.

SECTION 3.13  Senior Subordinated Debt.    The Issuer may not incur, create, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Securities.

SECTION 3.14  Reports by the Issuer.    The Issuer shall file with the Trustee and send to each Holder of the Securities, within 15 days of filing with the SEC, copies of the annual reports, quarterly reports and reports on Form 8-K which the Issuer files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Issuer may not be subject to the periodic reporting requirements of the Exchange Act, it will nonetheless continue to file with the SEC and deliver to the Trustee and each Holder of Securities such annual reports, quarterly reports and other information which are specified in Section 13 or 15(d) of the Exchange Act.

SECTION 3.15  Reports by the Trustee.    Any Trustee’s report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before the first date for the regular payment of semi-annual interest on the Securities next succeeding May 15 in each year, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto (unless such May 15 is less than 45 days prior to such interest payment date, in which case such report shall be (a) so transmitted on or before the second such interest payment date next succeeding such May 15 and (b) as of a date determined as provided above).

ARTICLE FOUR

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
ON EVENT OF DEFAULT.

SECTION 4.1  Event of Default Defined; Acceleration of Maturity; Waiver of Default.    In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing, that is to say:

(a)  default in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b)  default in the payment of all or any part of the principal of or premium, if any, on any of the Securities when due and payable either at maturity, upon repurchase pursuant to a Net Proceeds Offer or a Change of Control Offer, upon acceleration or otherwise; or

(c)  default by the Issuer in the deposit of any optional redemption payment; or

(d)  failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer contained in the Securities or in this Indenture (including but not limited to the Issuer’s failure to repurchase Securities upon a Change of Control under Article XIII hereof) for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding; or

(e)  a default in the payment at stated final maturity of the principal of any other Indebtedness. of the Issuer or any Restricted Subsidiary or the acceleration of the maturity of any other Indebtedness of the Issuer or any Restricted Subsidiary in each case having an aggregate outstanding principal amount of $10 million or more for any single Indebtedness; and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to the Issuer by the Trustee (if such event be known to it), or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding; provided that if such event of default under such indenture or instrument shall be remedied or cured by the Issuer or waived by the Holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders, and provided further that, subject to the provisions of Sections 5.1 and 5.2 hereof, the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Issuer, by the Holder or an agent of the

Holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in the aggregate principal amount of the Securities at the time outstanding, or

(f)  one or more judgements or orders in an aggregate amount in excess of $10 million shall have been rendered against the Issuer or any Restricted Subsidiary and such judgement or order shall continue unsatisfied and unstayed for a period of 60 days; or

(g)  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any Restricted Subsidiary or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(h)  the Issuer or any Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or any Restricted Subsidiary or for any substantial part of its property, or make any general assignment for the benefit of creditors then, and in each and every such case (other than in the case of an Event of Default specified in Sections 4.1(g) or (h) hereof), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal of and premium, if any, and accrued but unpaid interest on all the Securities to be due and payable immediately provided that, if any Indebtedness is outstanding pursuant to any Designated Senior Debt, upon a declaration of acceleration, the principal of and premium, if any, and interest on the Securities shall be payable upon the earlier of (i) the day that is five business days after notice of acceleration is given to the Representative under such Designated Senior Debt and (ii) the date of any acceleration of the Indebtedness under any Designated Senior Debt. Upon any such declaration the principal of, premium, if any, and interest on the Securities shall become immediately due and payable. If an Event of Default specified in Sections 4.1(g) or (h) hereof occurs and is continuing, the principal of and premium, if any, and interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Securities. This provision, however, is subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee; their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then and in every such case the Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

SECTION 4.2  Collection of Indebtedness by Trustee; Trustee May Prove Debt.    The Issuer covenants that (a) in case default shall occur in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal or premium, if any, of any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or by declaration or otherwise—then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal, premium or interest, as the case may be (with interest to the date of such payment upon the overdue principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

Until such demand is made by the Trustee, the Issuer may pay the principal of, or premium, if any, and interest on the Securities to the registered Holders, whether or not the Securities are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a)  to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,

(b)  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

(c)  to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith,

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any securityholder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

SECTION 4.3  Application of Proceeds.    Any moneys collected by the Trustee pursuant to this Article shall, subject to the subordination provisions hereof, be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

FIRST:  To the payment of costs and expenses, including reasonable compensation to the Trustee and each predecessor Trustee and their respective .agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith;

SECOND:  In case the principal of the Securities shall not have become and be then due and payable, to the payment of interest in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD:  In case the principal of, and premium, if any, of the Securities shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal, premium and interest, with interest upon the overdue principal and premium and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and premium, and interest, without preference or priority of principal and premium, over interest, or of interest over principal, premium or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and premium, and accrued and unpaid interest; and

FOURTH:  To the payment of the remainder, if any, to the Issuer or any other person lawfully entitled thereto.

SECTION 4.4  Suits for Enforcement.    In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 4.5  Restoration of Rights on Abandonment of Proceedings.    In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

SECTION 4.6  Limitations on Suits by Securityholders.    No Holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 30 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.8 however, such provision does not affect the right of a Holder of a Security to sue for enforcement of any overdue payment therein; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 4.7  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.    Except as provided in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.6, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

SECTION 4.8  Control by Securityholders.    The Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or that the actions or forebearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

SECTION 4.9  Waiver of Past Defaults.    Prior to the declaration of the maturity of the Securities as provided in Section 4.1, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the Holders of all the

Securities waive any past default or Event of Default hereunder and its consequences, except a default (a) in the payment of principal, or premium, if any, of or interest on any of the Securities or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

ARTICLE FIVE

CONCERNING THE TRUSTEE.

SECTION 5.1  Duties and Responsibilities of the Trustee; During Default; Prior to Default.    The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a)  prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

(i)  the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)  in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

This Section 5.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act of 1939.

SECTION 5.2  Certain Rights of the Trustee.    In furtherance of and subject to the Trust Indenture Act of 1939, and subject to Section 5.1:

(a)  the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)  any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

(c)  the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)  the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

(e)  the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f)  prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and

(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; and

(h)  the Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the Securities generally, the Company or this Indenture.

SECTION 5.3  Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.    The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

SECTION 5.4  Trustee and Agents May Hold Securities: Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

SECTION 5.5  Moneys Held by Trustee.    Subject to the provisions of Section 9.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for Interest on any moneys received by it hereunder.

SECTION 5.6  Compensation and Indemnification of Trustee and Its Prior Claim.    The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

SECTION 5.7  Right of Trustee to Rely on Officers’ Certificate, etc.    Subject to Sections 5.1 and 5.2 hereby, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter

(unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 5.8  Persons Eligible for Appointment as Trustee.    The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $5,000,000, and which is eligible in accordance with the provisions of Section 310 (a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.8, it shall resign immediately and in the manner and with the effect hereinafter specified in this Article.

SECTION 5.9  Resignation and Removal; Appointment of Successor Trustee.    (a) The Trustee may at any time resign by giving written notice of resignation to the Issuer and by mailing notice thereof by first-class mail to Holders of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)  In case at any time any of the following shall occur:

(i)  the Trustee shall fail to comply with the provisions of Section 310 (b) of the Trust Indenture Act of 1939, after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months; or

(ii)  the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

(iii)  the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315 (e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)  The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 6.1 of the action in that regard taken by the Securityholders.

(d)  Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.10.

SECTION 5.10  Acceptance of Appointment by Successor Trustee.    Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.4, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

Upon acceptance of appointment by a successor trustee as provided in this Section 5.10, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

SECTION 5.11  Merger, Conversion, Consolidation or Succession to Business of Trustee.    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE SIX

CONCERNING THE SECURITYHOLDERS

SECTION 6.1  Evidence of Action Taken by Securityholders.    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

SECTION 6.2  Proof of Execution of Instruments and of Holding of Securities; Record Date.    Subject to Sections 5.1 and 5.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Company may set a record date for purposes of determining the identity of Holders of Securities entitled to vote or consent to any action referred to in Section 6.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

SECTION 6.3  Holders to be Treated as Owners.    Prior to due presentment for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

SECTION 6.4  Securities Owned by Issuer Deemed Not Outstanding.    In determining whether the Holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

SECTION 6.5  Right of Revocation of Action Taken.    At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities.

ARTICLE SEVEN

SUPPLEMENTAL INDENTURES.

SECTION 7.1  Supplemental Indentures Without Consent of Securityholders.    The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)  to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

(b)  to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Eight;

(c)  to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

(d)  to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Securities;

(e)  to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form, and to make all appropriate changes for such purpose;

(f)  to provide for uncertificated Securities in addition to or in place of certificated Securities;

(g)  to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act of 1939; and

(h)  to make any change that does not adversely affect the rights of any Holder of Securities in any material respect.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 7.2.

SECTION 7.2  Supplemental Indentures With Consent of Securityholders.    With the consent (evidenced as provided in Article Six) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided that no such amendment may, without the consent of the Holder of each Security then outstanding affected thereby, (i) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate or change the time for payment of interest, including default interest, on any Security; (iii) reduce the principal amount of any Security or change the Maturity Date of the Securities; or (iv) reduce the redemption price, including premium, if any, payable upon redemption of any Security or change the time at which any Security may or shall be redeemed; (v) reduce the repurchase price, including premium, if any, payable upon the repurchase of any Security or change the time at which any Security may or shall be repurchased; (vi) make any Security payable in money other than that stated in the Security; (vii) impair the right to institute suit for the enforcement of any payment of principal of, or premium of any, or interest on, any Security; (viii) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of this Indenture; or (ix) waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Securities.

Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by Section 6.1 the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail to the Holders of Securities at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 7.3  Effect of Supplemental Indenture.    Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 7.4  Documents to Be Given to Trustee.    The Trustee, subject to the provisions of Sections 5.1 and 5.2, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

SECTION 7.5  Notation on Securities in Respect of Supplemental Indentures.    Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then outstanding.

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

SECTION 8.1  Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.    The Issuer covenants that it shall not consolidate with or merge with any Person or convey, transfer or lease all or substantially all of its property to any Person, unless: (i) the Issuer survives such merger or the Person formed by such consolidation or into which the Issuer is merged or that acquires by conveyance or transfer, or which leases, all or substantially all of the property of the Issuer is a corporation or other business entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and premium, if any, and interest on all the Securities and the performance of every other covenant and obligation of the Issuer hereunder (ii) immediately before and after giving effect to such transaction, no Default or Event of Default exists; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Issuer (or the surviving or transferee entity) is equal to or greater than the

Consolidated Net Worth of the Issuer immediately before such transaction and (iv) immediately after giving effect to such transaction on a pro forma basis, the Issuer (or the surviving or transferee entity) would be able to incur $1.00 of additional Indebtedness pursuant to the first sentence of Section 3.7.

SECTION 8.2  Successor Corporation Substituted.    In case of any such consolidation, merger, conveyance, transfer, or lease in accordance with the foregoing, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Issuer, with the same effect as if it had been named herein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 8.3  Opinion of Counsel to Trustee.    The Trustee, subject to the provisions of Sections 5.1 and 5.2 hereof, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

ARTICLE NINE

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.

SECTION 9.1    Satisfaction and Discharge of Indenture.    (a) If at any time (i) the Issuer shall have paid or caused to be paid the principal of, premium, if any, and interest on all the Securities hereunder, as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.8) or (iii) (A) all such Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee, as trust funds, the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.4) sufficient to pay at maturity or upon redemption all such Securities not theretofore delivered to the Trustee for cancellation, including principal, premium if any, and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, and the Issuer’s right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal of, premium if any, and interest on the Securities, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of, premium, if any, and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

SECTION 9.2      Defeasance and Discharge of Indenture.    The Issuer shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities on the 91st day after the irrevocable deposit referred to in subparagraph (A) hereof, and the provisions of this Indenture, as it relates to such Securities, shall no longer be in effect (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except as to:

(a)  rights of registration of transfer and exchange, and the Issuer’s right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (c) the rights of Holders to receive payments of principal thereof, premium, if any, and interest thereon, (d) the rights, obligations and immunities of the Trustee hereunder and (e) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them;

provided that the following conditions shall have been satisfied:

(A)  with reference to this provision the Issuer has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 5.8) not later than one day before the due date of any payment, and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Securityholders, (i) U.S. Legal Tender in an amount, or (ii) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of U.S. Legal Tender in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of reinvestment of such interest or principal and after payment of all federal, state and local taxes or other charges payable by the Trustee with respect to such trust fund, the principal of and each installment of interest on the Securities at the maturity date of such principal or installment of interest, on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities; provided, that the Trustee or paying agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities; and provided, further, that from and after the time of deposit, the money or U.S. Government Obligations deposited shall not be subject to the rights of the holders of Senior Debt or Guarantor Senior Debt pursuant to the provisions of Article Twelve hereof;

(B)  such deposit shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act;

(C)  such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any Subsidiary of the Issuer is a party or by which it is bound;

(D)  immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

(E)  the Issuer has delivered to the Trustee (1) an Opinion of Counsel stating that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option under this Section 9.2 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of the Securities being discharged, either (x) accompanied by a ruling to that effect received from or published by the Internal Revenue Service and (i) such opinion will state that such ruling is consistent with the conclusions reached in such opinion and (ii) the Trustee shall be under no obligation to investigate such opinion or, (y) stating that such Opinion of Counsel is based upon a change in applicable federal income tax law to that effect since the Issue Date, and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust will not violate the Investment Company Act of 1940;

(F)  the Issuer has paid or caused to be paid all sums then payable to the Trustee by the Issuer hereunder and under the Securities; and

(G)  the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with.

SECTION 9.3 Defeasance of Certain Obligations.    The Issuer may omit to comply with any term, provision or condition set forth in Sections 3.7 to 3.13 inclusive and Section 8.l(iii) and (iv), if

(a)  with reference to this Section 9.3, the Issuer has deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 5.8) not later than one day before the due date of any payment and conveyed all right, title and interest for the benefit of the Securityholders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Securityholders, (i) U.S. Legal Tender in an amount, or (ii) U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of U.S. Legal Tender in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of reinvestment of such interest or principal and after payment of all federal, state and local taxes or other charges payable by the Trustee with respect to such trust fund, the principal of and each installment of interest on the Securities on the maturity date of such principal or installment of interest on the day on which such payments are due and payable in

8  2

accordance with the terms of the Indenture and of such Securities; provided, that the Trustee or paying agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities; and provided, further, that from and after the time of deposit, the money or U.S. Government Obligations deposited shall not be subject to the rights of the holders of Senior Debt pursuant to the provisions of Article Twelve hereof;

(b)  such deposit shall not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act;

(c)  such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any Subsidiary of the Issuer is a party or by which it is bound;

(d)  immediately after giving effect to such deposit on a pro forma basis, no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit;

(e)  the Issuer has delivered to the Trustee (1) an Opinion of Counsel stating that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer’s exercise of its option under this Section 9.2 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and, in the case of the Securities being discharged, either (x) accompanied by a ruling to that effect received from or published by the Internal Revenue Service and (i) such opinion will state that such ruling is consistent with the conclusions reached in such opinion and (ii) the Trustee shall be under no obligation to investigate such opinion or, (y) stating that such Opinion of Counsel is based upon a change in applicable federal income tax law to that effect since the Issue Date, and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust will not violate the Investment Company Act of 1940;

(f)  the Issuer has paid or caused to be paid all sums then payable to the Trustee by the Issuer hereunder and under the Securities; and

(g)  the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 9.3 have been complied with.

SECTION 9.4  Application by Trustee of Funds Deposited for Payment of Securities.    Subject to Section 9.6, and to the subordination provisions of this Indenture to the extent applicable, all moneys deposited with the Trustee pursuant to Section 9.1, 9.2 or 9.3 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest; but such money need not be segregated from other funds except to the extent required by law.

SECTION 9.5  Repayment of Moneys Held by Paying Agent.    In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 9.6  Return of Moneys Held by Trustee and Paying Agent Unclaimed for Three Years.    Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of, premium, if any, or interest on any Security and not applied but remaining unclaimed for three years after the date upon which such principal, premium, if any, or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such paying agent, and the Holder of such Security shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

ARTICLE TEN

MISCELLANEOUS PROVISIONS.

SECTION 10.1  Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability.    No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

SECTION 10.2  Provisions of Indenture for the Sole Benefit of Parties and Securityholders.    Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of Senior Debt and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and the holders of Senior Debt and of the Holders of the Securities.

SECTION 10.3  Successors and Assigns of Issuer Bound by Indenture.    All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 10.4  Notices and Demands on Issuer, Trustee and Securityholders.    Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Louis Dreyfus Natural Gas, Corp., 14000 Quail Springs Parkway, Suite 600, Oklahoma City, Oklahoma 73134. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 10.5  Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein.    Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

SECTION 10.6  Payments Due on Saturdays, Sundays and Holidays.    If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal, and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 10.7  Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.    If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an “incorporated provision”), such incorporated provision shall control.

SECTION 10.8  New York Law to Govern.    This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

SECTION 10.9  Counterparts.    This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument,

SECTION 10.10  Effect of Headings.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES.

SECTION 11.1  Net Proceeds of Certain Public Offerings.    Subject to the Credit Agreement, at any time prior to June 15, 1997, the Issuer may use all or a portion of the net proceeds from one public offering of its Qualified Capital Stock to redeem up to 30% of the securities originally issued, at a redemption price equal to 109.25% of the principal thereof, plus accrued and unpaid interest to the Redemption Date. Any such redemption will be required to occur on or prior to the 180th day following the receipt of the proceeds of such public offering.

SECTION 11.2  Notice of Redemption; Partial Redemptions.    Notice of redemption to the Holders of

securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of securities at their last addresses as they shall appear upon the registry books.Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

The notice of redemption to each such Holder shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment; that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

At least one business day prior to the Redemption Date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to redeem on the Redemption Date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities are to be redeemed the Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption an Officers’ Certificate stating the aggregate principal amount of Securities to be redeemed.

If less than all the Securities are to be redeemed, the Trustee shall select, either pro rata or by lot, Securities to be redeemed in whole or in part. securities may be redeemed in part in multiples of $1,000 only. The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

SECTION 11.3  Payment of Securities Called for Redemption.    If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.4 hereof, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

SECTION 11.4  Exclusion of Certain Securities from Eligibility for Selection for Redemption.    Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

ARTICLE TWELVE

SUBORDINATION OF SECURITIES.

SECTION 12.1  Securities Subordinated to Senior Debt.    The Issuer covenants and agrees and the Trustee and each Holder of the Securities, by its acceptance thereof, likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Twelve; and the Trustee and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all obligations on the Securities by the Issuer shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all obligations on the Senior Debt, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Indenture and the Securities.

SECTION 12.2  No Payment on Securities in Certain Circumstances.    (a) Upon any payment or distribution of assets to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary, any assignment for the benefit of creditors or any marshalling of assets, or in bankruptcy, insolvency, receivership or other proceedings, all holders of Senior Debt shall first be paid in full in cash, or such payment duly provided for, before any payment or distribution is made by, or on behalf of, the Issuer or any other Person on its behalf with respect to any obligations on account of the Securities, or for the acquisition, redemption or defeasance of any of the Securities for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of or interest on any Senior Debt, neither the Issuer nor any other Person on its behalf shall (x) make any payment with respect to the principal of, premium, if any or interest on the Securities or (y) acquire, redeem or defease any of the Securities for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a “Default Notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the “Blockage Period”), neither the Issuer nor any other Person on its behalf shall (x) make any payment with respect to the principal of, premium, if any, or interest on the Securities or other amounts or (y) acquire, redeem or defease any of the Securities for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date of delivery of a Default Notice. Only one such Blockage Period may be commenced within any 360 consecutive day-period.

(b)  In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.2 (a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, if any, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives, if any)

or, if such information is not received from such holders or their Representatives, if any, from the Issuer and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.2 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash before the Holders are entitled to receive any payment with respect to principal, premium, if any, or interest on the Securities.

SECTION 12.3  Payment Over of Proceeds upon Dissolution, Etc.    (a) Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Issuer, whether voluntary or involuntary, any assignment for the benefit of creditors or any marshalling of assets, or in bankruptcy, insolvency, receivership or other proceedings, all holders of Senior Debt shall first be paid in full in cash, or such payment duly provided for, before any payment or distribution is made on account of any principal, premium, if any, or interest on the Securities, or for the acquisition, redemption or defeasance of any of the Securities for cash or property or otherwise. Upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective Representatives, if any, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

(b)  To the extent any payment of senior Debt (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

(c)  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by any Holder of Securities when such payment or distribution is prohibited by Section 12.3(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, if any, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d)  For purposes of this Article, the words “cash, property or securities” shall not be deemed to include shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation provided for by a plan of arrangement, reorganization or readjustment, the payment of which is subordinated (at least to the same extent provided in this Article with respect to the Securities) to the payment of all Senior Debt which may at the time be outstanding; provided, that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any such arrangement, reorganization or readjustment, and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such arrangement, reorganization or readjustment. The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Eight hereof shall not be deemed a dissolution, winding-up liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Article Seven, except as provided therein. This Section shall be subject to the further provisions of Section 12.7.

SECTION 12.4  Payments May Be Paid Prior to Dissolution.    Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Sections 12.2 and 12.3, from making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 12.2 or 12.3, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Securities, to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable, the Trustee shall have received the written notice provided for in Section 12.2(a) or in Section 12.7. The Issuer shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Issuer.

SECTION 12.5  Subrogation of Securities.    Subject to the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Debt until the Securities shall be paid in full and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuer or by or on behalf of the Holders by virtue of this Article Twelve, which otherwise would have been made to the Holders, shall, as between the Issuer and the Holders of the Securities, be deemed to be a payment by the Issuer to or on account of the Senior Debt, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

SECTION 12.6  Obligations of the Issuer Unconditional.    Nothing contained in this Article Twelve or

elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuer, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the rights of the Holders to receive payments of principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, of holders of Senior Debt in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

SECTION 12.7  Notice to Trustee.    The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article Twelve. Regardless of anything to the contrary contained in this Article Twelve or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist; provided that if a Responsible Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose, the notice with respect to such money provided for in this Section 12.7, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a Trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the

Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.8    Reliance on Judicial Order or Certificate of Liquidating Agent.    Upon any payment or distribution of assets of the Issuer referred to in this Article Twelve, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.9    Trustee’s Relation to Senior Debt.    The Trustee and any agent of the Issuer or the Trustee shall be entitled to all the rights set forth in this Article Twelve with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice given to their Representative, if any.

SECTION 12.10  Subordination Rights Not Impaired by Acts or Omissions of the Issuer or Holders of Senior Debt.    No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 12.11  Securityholders Authorize Trustee To Effectuate Subordination of Securities.    Each Holder of Securities by his acceptance of them authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders of Securities, the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Issuer, the filing of a claim for the unpaid balance of its or his

Securities and accrued interest in the form required in those proceedings.

SECTION 12.12  This Article Twelve Not To Prevent Events of Default.    The failure to make a payment on account of principal of or interest on the Securities by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

SECTION 12.13  Trustee’s Compensation Not Prejudiced.    Nothing in this Article Twelve will apply to amounts due to the Trustee pursuant to other sections in this Indenture.

ARTICLE THIRTEEN

CHANGE OF CONTROL

SECTION 13.1  Repurchase of Securities Upon Change of Control.    (a)  Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuer to repurchase such Holder’s Securities in cash pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the “Change of Control Payment”); provided however, the Issuer in no respect covenants that sufficient funds will be available at the time of any Change of Control to make any required repurchases, and; provided further, that Issuer’s ability to repurchase such Securities following a Change of Control shall be limited by the terms of its Senior Debt, including, but not limited to the terms of the subordination provisions of Article Twelve herein. Failure on the part of the Issuer to repurchase Securities under this Article shall constitute an Event of Default pursuant to the terms of Article Four herein.

(b)  Within 30 days after the occurrence of a Change of Control, the Issuer shall mail a notice to the Trustee and each Holder as of such record date as the Issuer shall establish (and deliver such notice to the Trustee at least five Business Days prior thereto) stating:

(i)  that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 13.1 and that all Securities validly tendered will be accepted for payment;

(ii)  the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”);

(iii)  that any Security not tendered will continue to accrue interest;

(iv)  that, unless the Issuer defaults in the payment of the Change of Control Payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;

(v)  that Holders electing to have any Security purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with the form entitled “Option of the Holder to Elect Purchase Upon Change of Control” on the reverse side of such Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

(vi)  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

(vii)  that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

(c)  On the Change of Control Payment Date, the Issuer shall:

(i)  accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer;

(ii)  deposit one Business Day prior to the Change of Control Payment Date with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and

(iii)  deliver, or cause to be delivered, to the Trustee, all Securities or portions thereof so accepted together with an Officers’ Certificate specifying the Securities or portions thereof accepted for payment by the Issuer.

The Paying Agent shall promptly mail, to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 13.1, the Trustee shall act as Paying Agent.

(d)  The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations there under to the extent such laws and regulations are applicable in the event that a Change of Control occurs under this Section 13.1 and the Issuer is required to repurchase Securities as described above. The Trustee shall not be responsible for determining whether compliance with such Rule 14e-1 is required or has been satisfied.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of June 15, 1994.

LOUIS DREYFUS NATURAL GAS CORP.

By:	/s/ signature illegible
Name Title

Attest:

By:	/s/ KEVIN R. WHITE
Kevin R. White Secretary

BANK OF MONTREAL TRUST COMPANY, as Trustee

By:
Name Title

Attest:

By:

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of June 15, 1994.

LOUIS DREYFUS NATURAL GAS CORP.

By:
Name Title

Attest:

By:
Name Title

BANK OF MONTREAL TRUST COMPANY, as Trustee

By:	/s/ AMY ROBERTS
Amy Roberts Assistant Vice President

Attest:

By:	/s/ THERESE GABALLAH
Therese Gaballah Assistant Secretary

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